Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2026 FINANCIAL AND OPERATING RESULTS; INCREASES BASE DIVIDEND AND PRODUCTION GUIDANCE

Midland, TX (May 4, 2026) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback,” “we,” “our” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2026.

FIRST QUARTER 2026 HIGHLIGHTS

•Average oil production of 521.0 MBO/d (979.4 MBOE/d)
•Net cash provided by operating activities of $1.8 billion; Operating Cash Flow Before Working Capital Changes1 of $2.6 billion
•Cash capital expenditures of $933 million
•Free Cash Flow1 of $1.7 billion; Adjusted Free Cash Flow1 of $1.7 billion
•Repurchased 3.3 million shares of common stock for approximately $548 million
•Raised Q1 2026 base cash dividend to $1.10 per share; marks a 10% year-over-year increase and an implied 2.1% annualized yield2
•Total return of capital of $859 million from stock repurchases and the declared Q1 2026 base dividend; represents ~50% of Adjusted Free Cash Flow

UPDATED 2026 GUIDANCE HIGHLIGHTS

•Increasing annual oil production guidance to 520+ (from 500 - 510) MBO/d and total BOE production to 972+ (from 926 - 962) MBOE/d; implying ~5% organic year-over-year growth
•Raising full year cash capital expenditures to ~$3.90 billion (from ~$3.75 billion)
•Q2 2026 oil production guidance of 515 - 525 MBO/d (950 - 990 MBOE/d)
•Q2 2026 cash capital expenditures guidance of $925 - $1,025 million
1 NON-GAAP DISCLOSURES - For a definition of Operating Cash Flow Before Working Capital Changes, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income per Diluted Share, Net Debt and reconciliations of such non-GAAP financial metrics to their respective most directly comparable GAAP metrics, please see “Non-GAAP Financial Measures” below.
2 Cash dividend payable on May 21, 2026; annualized yield based on May 1, 2026 closing share price of $207.65

RECENT HIGHLIGHTS

•Successfully completed a cash-funded tender offer, retiring approximately $777 million in principal of 2051 and 2052 Senior Notes for approximately $632 million including accrued interest (81.1% of par value)
•Fully repaid the remaining $550 million outstanding on the Company's $1.5 billion term loan due 2027; pro forma gross debt of $12.7 billion at the end of April 2026

FIRST QUARTER 2026 OPERATIONS UPDATE

The following tables provide a summary of Diamondback’s key operational updates:

Wells Drilled and Completed:

	Three Months Ended March 31, 2026
	Drilled		Completed
Area:	Gross	Net	Gross	Net
Midland Basin	118	111	147	137
Total	118	111	147	137

Gross Wells Drilled and Completed By Zone:

	Three Months Ended March 31, 2026
	Number of Wells Drilled	Number of Wells Completed
Midland Basin:
Upper Spraberry	1	2
Middle Spraberry	7	7
Jo Mill	16	31
Lower Spraberry	24	32
Dean	1	6
Wolfcamp A	26	31
Wolfcamp B	29	30
Wolfcamp D	11	8
Barnett	3	—
Midland Basin Total	118	147

Average Completed Lateral Length (in feet)		11,332

Realized Average Prices:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Oil ($ per Bbl)	$73.47	$58.00	$70.95
Natural gas ($ per Mcf)	$0.18	$0.03	$2.11
Natural gas liquids ($ per Bbl)	$16.68	$13.51	$23.94
Combined ($ per BOE)	$43.40	$34.02	$47.77

Oil, hedged ($ per Bbl)(1)	$72.53	$57.07	$70.06
Natural gas, hedged ($ per Mcf)(1)	$1.90	$1.03	$3.34
Natural gas liquids, hedged ($ per Bbl)(1)	$16.68	$13.51	$23.94
Average price, hedged ($ per BOE)(1)	$45.21	$34.88	$48.89
(1)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

Average Cash Costs per BOE:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Lease operating expenses	$6.21	$5.91	$5.33
Production and ad valorem taxes	3.04	2.21	2.98
Gathering, processing and transportation expense	1.36	1.54	1.45
General and administrative - cash component	0.65	0.65	0.72
Total operating expense - cash	$11.26	$10.31	$10.48

FINANCIAL UPDATE

Earnings Attributable to Diamondback Energy, Inc.:

Three Months Ended March 31, 2026
(in millions, except per share amounts)
Net income (loss) attributable to Diamondback Energy, Inc.	$25
Earnings (loss) per common share attributable to Diamondback Energy, Inc. - Diluted(1)	$0.08
Adjusted net income(1)	$1,198
Adjusted net income per common share - Diluted(1)	$4.23
(1)The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc., (ii) less the reallocation of $3 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

Cash Capital Expenditures:

	Three Months Ended March 31,
	2026	2025
	(in millions)
Operated drilling and completion additions to oil and natural gas properties	$784	$864
Non-operated additions to oil and natural gas properties and other	149	78
Total	$933	$942

Adjusted EBITDA and Free Cash Flow - Non-GAAP:

Three Months Ended March 31, 2026
(in millions)
Net income (loss) attributable to Diamondback Energy, Inc.	$25
Consolidated Adjusted EBITDA	$3,001
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,704
Net cash provided by operating activities	$1,828
Free Cash Flow	$1,705
Adjusted Free Cash Flow	$1,737

Debt & Liquidity:

March 31, 2026
(in millions)
Standalone cash	$146
Borrowings outstanding under the credit facility	$—
Remaining availability under the credit facility	$2,500
Total standalone liquidity	$2,646
Consolidated total debt	$14,068
Consolidated total net debt	$13,894

RETURN OF CAPITAL UPDATE

Diamondback announced today that the Company’s Board of Directors (the “Board”) approved a 5% increase to the Company's base cash dividend, raising it to $1.10 per common share for the first quarter of 2026, payable on May 21, 2026, to stockholders of record at the close of business on May 14, 2026.

Diamondback's share repurchase authorization totals $8.0 billion (excluding excise tax), with $2.1 billion remaining as of May 1, 2026. During the first quarter, the Company repurchased 3.3 million shares of common stock for approximately $548 million at a weighted average price of $167.61 per share (excluding excise tax), including the repurchase of 3.0 million shares for $509 million from SGF FANG Holdings, LP. The Company expects to continue repurchases opportunistically using cash on hand, free cash flow and potential asset sale proceeds. The program has no time limit and may be suspended, modified or discontinued at the Board’s discretion. Repurchases may be executed in privately negotiated or open-market transactions, consistent with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable regulatory and legal requirements and other factors. All shares repurchased will be retired.

The table below summarizes Diamondback’s return of capital program, including dividends and share repurchases, with future actions subject to Board approval.

	Q1 2026	Q2 2026 to date	Cumulative
	(in millions, except per share amounts, shares in thousands)
Base dividend	$1.10
Shares repurchased	3,267	—	41,688
Weighted average repurchase price	$167.61	$—	$141.11
Total repurchase cost	$548	$—	$5,884

Total return of capital	$859
Return of capital % free cash flow	50%
Return of capital % adjusted free cash flow	50%

UPDATED 2026 GUIDANCE

Below is Diamondback's and Viper's updated guidance for the full year 2026, which includes second quarter production and capital guidance.

	2026 Guidance	2026 Guidance
	Diamondback Energy, Inc.	Viper Energy, Inc.

2026 Net production - MBOE/d	972+ (from 926 - 962)	126.0 - 130.0
2026 Oil production - MBO/d	520+ (from 500 - 510)	64.5 - 66.5
Q2 2026 Oil production - MBO/d (total - MBOE/d)	515 - 525 (950 - 990)	64.0 - 65.0 (124.0 - 126.0)

Unit costs ($/BOE)
Lease operating expenses, including workovers	$5.90 - $6.40
G&A
Cash G&A	$0.55 - $0.70	$0.70 - $0.90
Non-cash equity-based compensation	$0.20 - $0.30	$0.10 - $0.20
DD&A	$14.00 - $15.00 (from $14.50- $15.50)	$16.25 - $18.25
Interest expense (net of interest income)	$0.50 - $0.70 (from $0.70- $0.90)	$1.90 - $2.40
Gathering, processing and transportation	$1.50 - $1.70

Production and ad valorem taxes (% of revenue)	~7%	~7%
Corporate tax rate (% of pre-tax income)	23%
Cash tax rate (% of pre-tax income)(1)	18% - 21%	27% - 30%
Q2 2026 Cash taxes ($ - million)	$440 - $500	$40.0 - $48.0

Cash Capital Budget ($ - million)
Operated drilling and completion	~$3,310 (from ~$3,160 )
2026 Total capital expenditures(2)	~$3,900 (from ~$3,750)
Q2 2026 Capital expenditures	$925 - $1,025

Average lateral length (Ft.)	~12,900'
Net lateral footage completed (1,000's of Ft.)	6,100' - 6,500' (from 5,900' - 6,300')
(1)Pre-tax income attributable to the Company is a non-GAAP measure. We are not able to forecast the most directly comparable GAAP measure - Income (loss) before income taxes - due to high variability and difficulty in predicting certain items that affect Income (loss) before income taxes, such as future commodity prices, pace of and costs of developing, producing and operating our interests in oil and natural gas properties, future changes in interest rates and various other business factors impacting our financial results.
(2)Includes non-operated drilling and completion, capital workovers, science, infrastructure, midstream and environmental.

CONFERENCE CALL

Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2026 on Tuesday, May 5, 2026 at 8:00 a.m. CT. Access to the webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Diamondback’s website at www.diamondbackenergy.com under the “Investor Relations” section of the site. Investors and others should note that Diamondback announces material financial and operational information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The information we post through our investor relations website may be deemed material. Accordingly, investors should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Double Eagle Acquisition, and the Sitio Acquisition completed by Viper and other acquisitions, divestitures or reorganizations); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: geopolitics and market conditions, including changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers and any resulting trade tensions; actions taken by the members of OPEC and its non-OPEC allies (OPEC+) affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments; changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates, inflation rates, and instability in the financial markets; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change, changing political and social perspectives on climate change and other environmental, social and governance factors, and risks from our publicly disclosed targets related to sustainability and emissions reduction initiatives; challenges in developing our existing leasehold acreage and finding, developing or acquiring additional reserves; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water disposal well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin; significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges; conditions in the capital, financial and credit markets, including the availability and pricing of capital for acquisitions, exploration and development operations; challenges with employee retention and an increasingly competitive labor market; changes in availability or cost of rigs, equipment, raw materials, supplies and oilfield services; changes in safety, health, environmental, tax and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change); security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business; lack of, or disruption in, access to adequate and reliable electrical power, internet and telecommunication infrastructure, information and computer systems, transportation, processing, storage and other facilities for our oil, natural gas and natural gas liquids; failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance; inability to keep pace with technological developments in our industry; failure to meet our obligations under our oil purchase contracts; loss of one or more customers or their inability to meet their obligations; geographical concentration of our primary operations; risks from our return of capital commitment, and uncertainties over our future dividends and share repurchases; difficulty in obtaining necessary approvals and permits; severe weather conditions and natural disasters; changes in the financial strength of counterparties to our credit facilities and hedging contracts; our substantial indebtedness and restrictions to our operating and financial flexibility; changes in our credit rating; failure to identify, complete and successfully integrate acquisitions, including the recently completed Double Eagle Acquisition and Viper’s Sitio Acquisition; the Endeavor stockholders’ ability to significantly influence our business and potential conflicts of interest; and other risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 25, 2026, and those risks disclosed in its subsequent filings on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this release or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended March 31,
	2026	2025
Revenues:
Oil, natural gas and natural gas liquid sales	$3,825	$3,657
Sales of purchased oil	385	374
Other operating income	30	17
Total revenues	4,240	4,048
Costs and expenses:
Lease operating expenses	547	408
Production and ad valorem taxes	268	228
Gathering, processing and transportation	120	111
Purchased oil expense	393	382
Depreciation, depletion, amortization and accretion	1,293	1,097
Impairment of oil and natural gas properties	1,400	—
General and administrative expenses	79	73
Other operating expenses, net	24	76
Total costs and expenses	4,124	2,375
Income (loss) from operations	116	1,673
Other income (expense):
Interest expense, net	(63)	(40)
Other income (expense), net	7	35
Gain (loss) on derivative instruments, net	117	226
Gain (loss) on extinguishment of debt, net	(1)	—
Total other income (expense), net	60	221
Income (loss) before income taxes	176	1,894
Provision for (benefit from) income taxes	32	403
Net income (loss)	144	1,491
Net income (loss) attributable to non-controlling interest	119	86
Net income (loss) attributable to Diamondback Energy, Inc.	$25	$1,405

Earnings (loss) per common share:
Basic	$0.08	$4.83
Diluted	$0.08	$4.83
Weighted average common shares outstanding:
Basic	282,792	289,612
Diluted	282,792	289,612

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents ($28 million and $13 million related to Viper)	$174	$104
Restricted cash	2	2
Accounts receivable:
Joint interest and other, net	327	258
Oil and natural gas sales, net ($383 million and $262 million related to Viper)	1,834	1,128
Inventories	79	86
Prepaid expenses and other current assets	288	337
Total current assets	2,704	1,915
Property and equipment:
Oil and natural gas properties:
Proved properties ($9,514 million and $9,746 million related to Viper)	72,688	71,588
Unproved properties ($4,562 million and $4,910 million related to Viper)	23,497	23,941
Other property, equipment and land	889	874
Accumulated depletion, depreciation, amortization and impairment ($2,662 million and $2,455 million related to Viper)	(30,461)	(27,782)
Property and equipment, net	66,613	68,621
Other assets	763	523
Total assets	$70,080	$71,059
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued capital expenditures	1,181	1,168
Current maturities of debt	749	763
Other accrued liabilities	848	1,108
Revenues and royalties payable	1,459	1,397
Derivative instruments	62	15
Income taxes payable	517	149
Total current liabilities	4,816	4,600
Long-term debt ($1,603 million and $2,186 million related to Viper)	13,149	13,726
Deferred income taxes	8,914	9,141
Other long-term liabilities	561	625
Total liabilities	27,440	28,092
Stockholders’ equity:
Common stock, $0.01 par value; 800,000,000 shares authorized; 281,311,730 and 284,594,908 shares issued and outstanding at March 31, 2026, and December 31, 2025, respectively	3	3
Additional paid-in capital	32,010	32,236
Retained earnings (accumulated deficit)	4,467	4,740
Accumulated other comprehensive income (loss)	(7)	(7)
Total Diamondback Energy, Inc. stockholders’ equity	36,473	36,972
Non-controlling interest	6,167	5,995
Total equity	42,640	42,967
Total liabilities and stockholders’ equity	$70,080	$71,059

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$144	$1,491
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	(242)	6
Depreciation, depletion, amortization and accretion	1,293	1,097
Impairment of oil and natural gas properties	1,400	—
(Gain) loss on extinguishment of debt, net	1	—
(Gain) loss on derivative instruments, net	(117)	(226)
Cash received (paid) on settlement of derivative instruments	133	85
Other	26	34
Changes in operating assets and liabilities:
Accounts receivable	(779)	(6)
Accounts payable and accrued liabilities	(257)	(374)
Income taxes payable	287	135
Revenues and royalties payable	70	84
Other	(131)	29
Net cash provided by (used in) operating activities	1,828	2,355
Cash flows from investing activities:
Additions to oil and natural gas properties	(933)	(942)
Property acquisitions	(314)	(750)
Proceeds from sale of assets	604	41
Other	(15)	(2)
Net cash provided by (used in) investing activities	(658)	(1,653)
Cash flows from financing activities:
Proceeds from debt	2,525	3,477
Repayment of debt	(3,124)	(2,538)
Repurchased shares under repurchase program	(39)	(575)
Repurchased shares - related party	(509)	—
Repurchased shares/units under Viper’s repurchase program	(97)	—
Net proceeds from Viper’s issuance of common stock	—	1,232
Proceeds from sale of Viper's common stock	589	—
Dividends paid to stockholders	(295)	(290)
Dividends/distributions to non-controlling interest	(120)	(95)
Other	(30)	(36)
Net cash provided by (used in) financing activities	(1,100)	1,175
Net increase (decrease) in cash, cash equivalents and restricted cash	70	1,877
Cash, cash equivalents and restricted cash at beginning of period	106	164
Cash, cash equivalents and restricted cash at end of period	$176	$2,041

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Production Data:
Oil (MBbls)	46,889	47,174	42,835
Natural gas (MMcf)	118,402	121,805	100,578
Natural gas liquids (MBbls)	21,519	21,684	16,961
Combined volumes (MBOE)(1)	88,142	89,159	76,559

Daily oil volumes (BO/d)	520,989	512,761	475,944
Daily combined volumes (BOE/d)	979,356	969,120	850,656

Average Prices:
Oil ($ per Bbl)	$73.47	$58.00	$70.95
Natural gas ($ per Mcf)	$0.18	$0.03	$2.11
Natural gas liquids ($ per Bbl)	$16.68	$13.51	$23.94
Combined ($ per BOE)	$43.40	$34.02	$47.77

Oil, hedged ($ per Bbl)(2)	$72.53	$57.07	$70.06
Natural gas, hedged ($ per Mcf)(2)	$1.90	$1.03	$3.34
Natural gas liquids, hedged ($ per Bbl)(2)	$16.68	$13.51	$23.94
Average price, hedged ($ per BOE)(2)	$45.21	$34.88	$48.89

Average Cash Costs ($/BOE):
Lease operating expenses	$6.21	$5.91	$5.33
Production and ad valorem taxes	3.04	2.21	2.98
Gathering, processing and transportation expense	1.36	1.54	1.45
General and administrative - cash component	0.65	0.65	0.72
Total operating expense - cash	$11.26	$10.31	$10.48

General and administrative - non-cash component	$0.25	$0.22	$0.24
Depreciation, depletion, amortization and accretion	$14.67	$15.58	$14.33
Interest expense, net	$0.71	$0.87	$0.52
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, other non-cash transactions and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income (loss) to determine Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Further, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net income (loss) attributable to Diamondback Energy, Inc.	$25	$1,405
Net income (loss) attributable to non-controlling interest	119	86
Net income (loss)	144	1,491
Non-cash (gain) loss on derivative instruments, net	16	(141)
Interest expense, net	63	40
Depreciation, depletion, amortization and accretion	1,293	1,097
Depreciation and interest expense related to equity method investments	14	21
(Gain) loss on extinguishment of debt	1	—
Impairment of oil and natural gas properties	1,400	—
Non-cash equity-based compensation expense	31	23
Capitalized equity-based compensation expense	(9)	(5)
Other non-cash transactions	16	18
Provision for (benefit from) income taxes	32	403
Consolidated Adjusted EBITDA	3,001	2,947
Less: Adjustment for non-controlling interest	297	146
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$2,704	$2,801

ADJUSTED NET INCOME
Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, other non-cash transactions and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors. Further, in order to allow investors to compare the Company's performance across periods, the Company excludes the effects of significant transactions that may affect earnings but are unpredictable in nature, timing and amount, although they may recur in different reporting periods.
The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP measure of adjusted net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended
	March 31, 2026
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.(1)	$25	$0.08
Net income (loss) attributable to non-controlling interest	119	0.42
Net income (loss)(1)	144	0.50
Non-cash (gain) loss on derivative instruments, net	16	0.06
(Gain) loss on extinguishment of debt	1	—
Impairment of oil and natural gas properties	1,400	4.95
Other non-cash transactions	16	0.06
Adjusted net income excluding above items(1)	1,577	5.57
Income tax adjustment for above items	(261)	(0.93)
Adjusted net income(1)	1,316	4.64
Less: Adjusted net income attributable to non-controlling interest	118	0.41
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$1,198	$4.23

Weighted average common shares outstanding:
Basic		282,792
Diluted		282,792
(1)The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of common stock and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to Diamondback Energy, Inc, (ii) less the reallocation of $3 million in earnings attributable to participating securities, (iii) divided by diluted weighted average common shares outstanding for the respective periods.

OPERATING CASH FLOW BEFORE WORKING CAPITAL CHANGES, FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

Operating cash flow before working capital changes, which is a non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in working capital. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because changes in working capital relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company defines Adjusted Free Cash Flow, which is a non-GAAP financial measure, as Free Cash Flow before the tax impact from divestitures (if any), merger and transaction expenses, costs of early termination of derivatives and settlements of any treasury locks. The Company believes that Free Cash Flow and Adjusted Free Cash Flow are useful to investors as they provide a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis, adjusted, as applicable, for non-recurring impacts from divestitures, merger and transaction expenses, the early termination of derivative contracts and settlements of treasury locks. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of liquidity. The Company's computation of Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP measure of operating cash flow before working capital changes and to the non-GAAP measures of Free Cash Flow and Adjusted Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow Before Working Capital Changes, Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)
	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$1,828	$2,355
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(779)	(6)
Accounts payable and accrued liabilities	(257)	(374)
Income taxes payable	287	135
Revenues and royalties payable	70	84
Other	(131)	29
Total working capital changes	(810)	(132)
Operating cash flow before working capital changes	2,638	2,487
Additions to oil and natural gas properties	(933)	(942)
Total Cash CAPEX	(933)	(942)
Free Cash Flow	1,705	1,545
Merger and transaction expenses(1)	5	37
Early termination of derivatives	27	—
Treasury locks	—	1
Adjusted Free Cash Flow	$1,737	$1,583
(1)Includes $4 million of Viper's transaction expenses related to the Sitio Acquisition for the three months ended March 31, 2026.

NET DEBT

The Company defines the non-GAAP measure of net debt as total debt (excluding debt issuance costs, discounts, premiums and unamortized basis adjustments) less cash and cash equivalents and restricted cash that has been irrevocably deposited for the redemption of principal amounts of outstanding senior notes. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Diamondback Energy, Inc.
Net Debt
(unaudited, in millions)

	March 31, 2026	Net Q1 Principal Borrowings/(Repayments)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(in millions)
Diamondback Energy, Inc.(1)	$12,448	$(14)	$12,462	$13,792	$14,212	$13,269
Viper Energy, Inc.(1)	1,620	(585)	2,205	2,640	1,105	830
Total debt	14,068	$(599)	14,667	16,432	15,317	14,099
Cash and cash equivalents	(174)		(104)	(539)	(219)	(1,816)
Net debt	$13,894		$14,563	$15,893	$15,098	$12,283
(1)Excludes debt issuance costs, discounts, premiums and unamortized basis adjustments.

DERIVATIVES

As of May 1, 2026, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027
Long Puts - Crude Brent Oil	37,000	20,000	10,000	5,000	—
Long Put Price ($/Bbl)	$52.50	$52.50	$55.00	$55.00	—
Deferred Premium ($/Bbl)	$-1.70	$-1.60	$-1.33	$-1.40	—
Long Puts - WTI (Magellan East Houston)	115,000	95,000	50,000	25,000	10,000
Long Put Price ($/Bbl)	$50.00	$50.53	$51.00	$50.00	$50.00
Deferred Premium ($/Bbl)	$-1.57	$-1.43	$-1.34	$-1.31	$-1.43
Long Puts - WTI (Cushing)	210,000	190,000	155,000	55,000	25,000
Long Put Price ($/Bbl)	$52.44	$52.57	$50.65	$50.00	$50.00
Deferred Premium ($/Bbl)	$-1.57	$-1.30	$-1.28	$-1.34	$-1.31
Costless 3-Way Collars - WTI (Cushing)	15,000	15,000	15,000	—	—
Ceiling Price ($/Bbl)	115.07	115.07	115.07	—	—
Long Put Price ($/Bbl)	$60.00	$60.00	$60.00	—	—
Short Put Price ($/Bbl)	$50.00	$50.00	$50.00	—	—
Put Spreads WTI (Cushing)	—	15,000	—	—	—
Long Put Price ($/Bbl)	—	$50.00	—	—	—
Short Put Price ($/Bbl)	—	$55.00	—	—	—
Basis Swaps - WTI (Midland)	45,000	75,000	75,000	—	—
	$0.92	$0.98	$0.98	—	—
WTI / Brent Basis Puts	255,330	290,000	—	—	—
Spread ($/Bbl)	$-41.67	$-42.76	—	—	—
Deferred Premium ($/Bbl)	$-1.24	$-1.52	—	—	—
Roll Swaps - WTI	141,758	150,000	150,000	—	—
	$2.82	$2.89	$2.89	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2026	Q3 2026	Q4 2026	FY 2027
Costless Collars - Henry Hub	840,000	840,000	840,000	720,000
Floor Price ($/Mmbtu)	$2.87	$2.87	$2.87	$2.88
Ceiling Price ($/Mmbtu)	$6.35	$6.35	$6.35	$6.37
Natural Gas Basis Swaps - Waha Hub	650,000	650,000	650,000	360,000
	$-1.87	$-1.87	$-1.75	$-1.26
Natural Gas Basis Swaps - Houston Ship Channel	100,000	100,000	100,000	300,000
	$-0.35	$-0.35	$-0.35	$-0.31

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com